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                                                                   Exhibit 10.12

                            ASSET PURCHASE AGREEMENT

                                     BY AND

                                     BETWEEN

                              INTRINSIX CANADA CO.

                                       AND

                                  TELEXIS CORP.

                                December 29, 1999
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                                TABLE OF CONTENTS

                                                                           Page
ARTICLE I....................................................................5
  1.1 Delivery of the Assets.................................................5
  1.2 Further Assurances.....................................................6
  1.3 Assumption of Liabilities; Etc.........................................6
  1.4 Purchase Price.........................................................6
  1.6 The Closing............................................................8
  1.7 Buyer's Rights of Set-Off and Hold Back................................8
  1.8 Adjustments............................................................8
  1.9 Allocation of the Purchase Price.......................................8
ARTICLE II...................................................................8
  2.1 Organization, Qualification and Corporate Power........................9
  2.2 Authority..............................................................9
  2.3 Noncontravention.......................................................9
  2.4 Ownership of the Assets...............................................10
  2.5 Financial Statements..................................................10
  2.6 Absence of Certain Changes............................................10
  2.7 Fixed Assets..........................................................10
  2.8 Real Property.........................................................10
  2.9 Contracts.............................................................10
  2.10 Litigation...........................................................12
  2.11 Warranty.............................................................12
  2.12 Employees............................................................12
  2.13 Intellectual Property................................................12
  2.14 Permits..............................................................13
  2.15 Legal Compliance.....................................................13
  2.16 Year 2000............................................................13
  2.18 Customers............................................................14
  2.19 Prepayments..........................................................14
  2.20 Completeness of Assets...............................................14
  2.21 Brokers' Fees........................................................14
  2.22 Real Property Leases.................................................14
  2.23 Disclosure...........................................................15
ARTICLE III.................................................................15
  3.1 Organization, Qualification and Corporate Power.......................15
  3.2 Authority.............................................................15
  3.3 Noncontravention......................................................16
  3.4 Brokers' Fees.........................................................16
  3.5 Disclosure............................................................16
ARTICLE IV..................................................................17
  4.1 Conditions to Obligations of the Buyer................................17
  4.2 Conditions to Obligations of the Seller...............................18
  4.3 Covenants Relating to Closing and Termination.........................19


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ARTICLE V...................................................................20
  5.1 Hired Employees.......................................................20
  5.2 Sharing of Data.......................................................21
  5.3 No Solicitation or Hiring of Former Employees.........................21
  5.4 Cooperation in Litigation.............................................21
  5.7 Warranty Obligations..................................................23
  5.9 Assumed Contract Obligations..........................................23
  5.10 Performance under Assumed Contracts..................................23
ARTICLE VI..................................................................23
  6.1 Indemnification by the Seller.........................................23
  6.2 Method of Asserting Claims............................................24
  6.3 Survival..............................................................25
  6.4 Limitations...........................................................26
ARTICLE VII.................................................................27
  7.1 Press Releases and Announcements......................................27
  7.2 Proprietary Information...............................................27
  7.3 No Third Party Beneficiaries..........................................27
  7.4 Entire Agreement......................................................27
  7.5 Succession and Assignment.............................................27
  7.6 Counterparts..........................................................28
  7.7 Headings..............................................................28
  7.8 Notices...............................................................28
  7.9 Governing Law.........................................................28
  7.10 Amendments and Waivers...............................................28
  7.11 Severability.........................................................29
  7.12 Expenses.............................................................29
  7.13 Construction.........................................................29
  7.14 Currency and Interest................................................29
  7.15 Tax Aspects..........................................................29
  7.16 Incorporation of Exhibits and Schedules..............................30
  7.17 Guaranty of the Buyer's Obligations..................................30


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Exhibit A -   Bill of Sale

Exhibit B -   Instrument of Assumption of Liabilities

Exhibit C -   Opinion of Bulger, Young, Counsel to the Seller

Exhibit D -   Transition Services

Exhibit E -   Transition Facility

Exhibit F -   Opinion of Hale and Dorr LLP, Counsel to Intrinsix Corp.

Exhibit G -   Opinion of Stewart McKelvey Stirling Scales, Counsel to the Buyer

Disclosure Schedule


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                            ASSET PURCHASE AGREEMENT

      This Asset Purchase Agreement (the "Agreement") is entered into as of the 29th day of December, 1999, by and between Intrinsix Canada Co., a Nova Scotia company (the "Buyer"), and Telexis Corp., a corporation continued under the laws of Canada (the "Seller"). The Buyer and the Seller are referred to collectively herein as the "Parties."

                              Preliminary Statement

      The Buyer desires to purchase, and the Seller desires to sell, substantially all of the assets and business associated with the operations of the Consulting Engineering component of the Telecom Integration and Engineering Services (TIES) division of the Seller (the "Business"), for the consideration set forth below and the assumption of certain of the Seller's liabilities associated with the Business set forth below, subject to the terms and conditions of this Agreement. For greater certainty, the Business includes substantially all of the assets and business associated with the operations of the TIES division but does not include any assets relating to the OEM or Trilogue components of the TIES division, which assets are set forth on Schedule 1.1(b).

      NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

                                    ARTICLE I

                         SALE AND DELIVERY OF THE ASSETS

      1.1 Delivery of the Assets.

            (a) Subject to and upon the terms and conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the "Closing"), the Seller shall sell, transfer, convey, assign and deliver to the Buyer, and the Buyer shall purchase from the Seller, the following properties, assets and other claims, rights and interests:

                  (i) all rights of the Seller (collectively, the "Contract Rights") under the contracts, agreements and other instruments set forth on
Schedule 1.1(a)(i) attached hereto (the "Assumed Contracts"), but not including any accounts receivable outstanding as of the Closing Date or the value of any uninvoiced work-in-progress under the Assumed Contracts up to the Closing Date (which work-in-progress shall be valued, in the case of fixed contracts, based upon the price allocations contained in the applicable statement of work or similar benchmarks in accordance with Seller's customary income recognition policy);

                  (ii) all books, records, correspondence, technical, accounting and procedural manuals, marketing information, customer lists and databases and client files, employment records and employee files, studies, reports or summaries relating to the Assets (as defined below) and/or the operation of the Business, and any confidential information which has been reduced to writing relating to or arising out of the Business (collectively, the "Records"); and


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                  (iii) all of the computers (including all software installed thereon, other than any site-licensed software), furniture and equipment, and tangible personal property associated with the Business and owned by the Seller on the Closing Date as set forth on Schedule 1.1(a)(iii) and used or useful in conducting the Business (collectively, the "Fixed Assets"); and

            (b) The Contract Rights, Records, and Fixed Assets described in paragraph (a) above are hereinafter referred to collectively as the "Assets." For greater certainty, the Assets do not include the Seller's interest, if any, in the property described in Schedule 1.1 (b) (the "Excluded Assets").

      1.2 Further Assurances. At any time and from time to time after the Closing Date, at the Buyer's request and without further consideration, the Seller promptly shall execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take such other action, as the Buyer may reasonably request to more effectively transfer, convey and assign to the Buyer, and to confirm the Buyer's title to, all of the Assets, to put the Buyer in actual possession and operating control thereof, to assist the Buyer in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement.

      1.3 Assumption of Liabilities; Etc.

                  (a) At the Closing, the Buyer shall execute and deliver an Instrument of Assumption of Liabilities (the "Instrument of Assumption") in the form attached hereto as Exhibit B, pursuant to which it shall assume and agree to perform, pay and discharge all obligations of the Seller continuing after the Closing under the Assumed Contracts which are to be performed after the Closing Date, but excluding all obligations accrued on or prior to the Closing Date (the "Assumed Liabilities").

                  (b) The Buyer shall not at the Closing or otherwise assume or agree to perform, pay or discharge, and the Seller shall remain unconditionally liable for, all obligations, liabilities and commitments, fixed or contingent, of the Seller other than the Assumed Liabilities, provided, however, that this clause shall not limit the obligations of the Buyer to indemnify the Seller as set forth elsewhere in this Agreement.

      1.4 Purchase Price.

            (a) The purchase price to be paid by the Buyer for the Assets shall be equal to the sum of (i) $1,750,000 (the "Base Purchase Price") and (ii) the Post-Closing Net Adjustment (as defined in Section 1.5 below) (collectively, the "Total Purchase Price").

            (b) The payment of the Total Purchase Price shall be as follows: (a) the Buyer shall deliver the Base Purchase Price to the Seller on the Closing Date by cashiers or certified check or by bank transfer of immediately available funds to an account designated by the Seller, and (b) the balance of the Total Purchase Price (the Post-Closing Net Adjustment) shall be paid within 30 days following the sixth month anniversary of the Closing Date, by cashiers or certified check or by bank transfer of immediately available funds to an account designated by the Seller; provided, however, in the event that a post-closing dispute arises relating to the determination of the Post-Closing Net Adjustment pursuant to Section 1.5 below,


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the Buyer shall not be obligated to pay such Post-Closing Net Adjustment until such dispute is resolved to the mutual satisfaction of both parties.

      1.5 Calculation of Post-Closing Net Adjustment.

            (a) Within 15 days following the date which is the later of June 30, 2000 or the sixth month anniversary of the Closing Date (the "Adjustment Date"), the Buyer shall calculate the Post-Closing Net Adjustment as follows and deliver a detailed written accounting of such calculation to the Seller:

            Post-Closing        Revenue         Retention
            Net Adjustment =    Percent    x    Percent      x     $250,000.

            (b) "Revenue Percent" shall be calculated as follows:

                  (i) If the gross revenue recognized consistent with Seller's past practices (using income recognition policies consistent with those of the Seller, which policies are attached as Schedule 1.5(b)(i)) by the Buyer under the Assumed Contracts between the Closing Date and the Adjustment Date (the "Actual Revenue") is equal to or less than $965,090 (the "Minimum Revenue"), then the Revenue Percent shall be equal to zero.

                  (ii) If the Actual Revenue exceeds the Minimum Revenue, then the Revenue Percent shall be equal to the lesser of (x) 100% and (y) the quotient obtained by dividing (a) the difference between the Actual Revenue and the Minimum Revenue, by (b) $275,740.

            (c) "Retention Percent" shall be calculated as follows:

                  (i) If the number of Original Employees (as defined below) retained by the Buyer at the Adjustment Date (the "Actual Headcount") is equal to or less than seventy percent of the Original Employees (rounded down to the next integer) (the "Minimum Headcount"), then the Retention Percent shall be equal to zero. "Original Employees" shall mean all employees associated with the Business who have accepted offers of employment from the Buyer as of the Closing Date minus any employees who have been terminated by the Buyer (with or without just cause) prior to the Adjustment Date or who have been designated in writing as having been removed by mutual agreement of the Buyer and the Seller.

                  (ii) If the Actual Headcount exceeds the Minimum Headcount, then the Retention Percent shall be equal to the lesser of (x) 100% and (y) the quotient obtained by dividing (a) the difference between the Actual Headcount and the Minimum Headcount, by (b) twenty per cent of the number of Original Employees.

            (d) Within 15 days following receipt of Buyer's calculation of the Post-Closing Net Adjustment, the Seller may request that a chartered accountant review such calculation. The Seller and the Buyer shall select a mutually acceptable chartered accountant who shall review the Buyer's calculation and independently determine the Post-Closing Net Adjustment in accordance with this Agreement. The determination made by such accountant


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shall be binding on both Parties and shall be the Post-Closing Net Adjustment for all purposes of this Agreement.

      1.6 The Closing. The Closing shall take place at the offices of Bulger, Young, Ottawa, Ontario, on such date as the parties may agree, which date shall be as soon as practicable and no later than three business days following the date on which all the conditions of closing set forth in Article IV have been satisfied or waived (the "Closing Date"). At the Closing the Parties shall execute and deliver the instruments contemplated by Article IV hereof. Such instruments may, at the election of the Parties, be exchanged by telecopier upon a written undertaking to provide original executed copies within one business day following the Closing. The transfer of the Assets by the Seller and the assumption of the Assumed Liabilities by the Buyer shall be deemed to occur at the close of business Ottawa time on the later of December 31, 1999 or the Closing Date.

      1.7 Buyer's Rights of Set-Off and Hold Back. Notwithstanding any other provision of this Agreement, if the Buyer has made an indemnity claim pursuant to Article VI hereof, and such claim or claims have not been paid in full by the Seller or otherwise resolved prior to the payment of the Post-Closing Net Adjustment, then the Buyer may elect to retain all or a portion of the Post-Closing Net Adjustment necessary to satisfy the amount of any unresolved indemnification obligation as provided in Section 6.3 below. Upon the resolution of any indemnity claim, the Buyer shall (i) retain such portion (if any) of such amount as the Buyer is entitled to receive pursuant to the resolution of such indemnity claim, which shall release the Seller of its obligation to pay such amount to the Buyer under Article VI, and (ii) pay to the Seller the remaining portion (if any) of such amount, together with interest, calculated at the prime rate in effect from time to time at the Royal Bank of Canada for Canadian dollar loans, from the date Post-Closing Net Adjustment was otherwise due.

      1.8 Adjustments. The Base Purchase Price shall be adjusted, promptly after Closing, to reflect any prepaid amounts or arrears which relate to the Assets, as well as the value of any uninvoiced work-in-progress under the Assumed Contracts as of the later of December 31, 1999 or the Closing Date, and the net amount of such adjustment shall be paid promptly by one Party to the other Party as appropriate. If the amount of any required adjustment is subsequently determined to be incorrect, each Party will readjust all adjustable items and make any corresponding payment upon demand.

      1.9 Allocation of the Purchase Price. The Purchase Price shall be allocated among the Assets in the manner provided by Schedule 1.9. Both Buyer and Seller will file their respective tax returns in accordance with such allocation.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

      The Seller represents and warrants to the Buyer that the statements contained in this Article II are true and correct, except as set forth in the disclosure schedule attached hereto (the "Disclosure Schedule"). The Disclosure Schedule shall be arranged in sections and paragraphs


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corresponding to the numbered and lettered sections and paragraphs contained in this Article II, and the disclosures in any section or paragraph of the Disclosure Schedule shall qualify only the corresponding section or paragraph in this Article II.

      2.1 Organization, Qualification and Corporate Power. The Seller is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the place of its incorporation. The Seller is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification. The Seller has all requisite corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it. The Seller is not in default under or in violation of any provision of its charter or By-laws.

      2.2 Authority. The Seller has all requisite power and authority to execute and deliver this Agreement and the Bill of Sale in the form attached hereto as Exhibit A (the "Bill of Sale") and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Seller of this Agreement and the Bill of Sale, and the consummation by the Seller of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of the Seller. This Agreement has been, and the Bill of Sale will be, duly and validly executed and delivered by the Seller and constitute valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms.

      2.3 Noncontravention. The Seller has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Seller of this Agreement and the agreements provided for herein, and the consummation by the Seller of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate and stockholder action. Neither the execution and delivery of this Agreement or the Bill of Sale by the Seller, nor the consummation by the Seller of the transactions contemplated hereby and thereby, will (a) conflict with or violate any provision of the charter or By-laws of the Seller, (b) require on the part of the Seller any filing with, or any permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"), (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined below) or other arrangement to which the Seller is a party or by which the Seller is bound or to which any of its assets is subject, (d) result in the imposition of any Security Interest upon any assets of the Seller, or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Seller or any of its properties or assets. For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's, and similar liens, (ii) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (iii) liens arising under worker's compensation, unemployment insurance, social security, retirement and similar legislation,
(iv) liens on goods in transit


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incurred pursuant to documentary letters of credit, (v) purchase money liens and liens securing rental payments under capital lease arrangements, and (vi) other liens arising in the ordinary course of business consistent with past custom and practice (including with respect to frequency and amount) of the Seller in connection with the Business (the "Ordinary Course of Business") and not incurred in connection with the borrowing of money.

      2.4 Ownership of the Assets. There are no mortgages, liens, pledges, Security Interests, restrictions or similar encumbrances affecting the Assets. The Seller is the true and lawful owner of the Assets, and has the right to sell and transfer to the Buyer good, clear and marketable title to the Assets, free and clear of all claims, liabilities, liens, pledges, Security Interests or encumbrances of any kind. The delivery to the Buyer of the instruments of conveyance contemplated by this Agreement will vest good and marketable title to the Assets in the Buyer, free and clear of all claims, liabilities, liens, pledges, Security Interests or encumbrances of any kind.

      2.5 Financial Statements. The Seller has provided to the Buyer documentation relating to the Business, including without limitation (a) the Annual Budgets and Expenditures for the Business for fiscal 1997, 1998 and 1999,
(b) the monthly line item expenditures by Seller relating to the Business for fiscal 1999 and (c) a proposed Year 2000 budget for the Business. The foregoing financial statements have been prepared in accordance with the Seller's past practice throughout the periods covered thereby and are consistent with the books and internal records of the Seller.

      2.6 Absence of Certain Changes. Since December 7, 1999, there has not been any adverse change in the assets, employees, business, financial condition or results of operations of the Business, nor has there occurred any event or development which could reasonably be foreseen to result in such an adverse change in the future. Without limiting the foregoing, since December 7, 1999, the Seller has continued to operate the Business as it has done in the past and has not engaged in any transactions outside of the Ordinary Course of Business.

      2.7 Fixed Assets. Section 1.1(a)(iii) of the Disclosure Schedule sets forth a true, correct and complete list of all Fixed Assets as of the Closing Date, including a description thereof and the aggregate net book value thereof. All of the Fixed Assets are in good operating condition and repair, normal wear and tear excepted, are currently used by the Seller in the Ordinary Course of Business and normal maintenance has been consistently performed with respect to such Fixed Assets. The Fixed Assets constitute substantially all of the fixed assets currently used in the Business.

      2.8 Real Property. There is no real property included in the Assets. The Buyer will not have any liabilities, obligations or commitments relating to any real property owned or otherwise used by the Seller after the Closing, except as provided in the Shared Facility License Agreement.

      2.9 Contracts.

            (a) Section 2.9 of the Disclosure Schedule lists the following agreements relating to the Business to which the Seller is a party:


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                  (i) any agreement concerning confidentiality, non-competition or non-solicitation (other than confidentiality agreements with customers or employees of the Seller set forth in the Seller's standard terms and conditions of sale or standard form of employment agreement, copies of which have previously been delivered to the Buyer);

                  (ii) any agreement under which the consequences of a default or termination could have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Business or the ability of the Parties to consummate the transactions contemplated by this Agreement and the Bill of Sale;

                  (iii) any agreement which requires or contemplates the performance of services by the Buyer as a result of the completion of this transaction; and

                  (iv) any other agreement reflecting or relating to the Contract Rights or the Assumed Contracts.

            (b) Section 2.9 of the Disclosure Schedule accurately discloses with respect to each Assumed Contract which is with a Governmental Entity (i) the project name; (ii) the date of the Contract and the term of the Contract; (iii) the customer name and address and customer contact person and phone number; (iv) the contract amount or, if the contract amount is not fixed, a good faith, reasonable estimate of the contract amount; (v) the estimated contract amount most recently communicated to the customer; (vi) the total billings to date under such Contract; (vii) the estimated completion dates therefor; (viii) whether or not the Seller has any reason to believe that the revenue to be received with respect to such Contract might be less than it has customarily been in the past for similar contracts; and (ix) whether or not such Contract is included within the Assets to be acquired by the Buyer under this Agreement.
Section 2.9 of the Disclosure Schedule accurately discloses with respect to each Assumed Contract which is with a commercial customer (i) the name of the customer; (ii) the address of the customer; (iii) the contact person and phone number; (iv) a description of the work; (v) the Contract number; (vi) the date of the Contract; (vii) the estimated completion date therefor; and (viii) the Contract amount.

            (c) The Seller has delivered to the Buyer a correct and complete copy of each Assumed Contract as amended to date. With respect to each Assumed
Contract: (i) the Assumed Contract is legal, valid, binding and enforceable against the Seller and in full force and effect; (ii) to the knowledge of the Seller, the Assumed Contract is legal, valid, binding and enforceable against the other party thereto; (iii) the Assumed Contract will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing; and (iv) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration, under the Assumed Contract.

            (d) Except as set forth on Schedule 2.9, the Seller is not a party to oral contracts which, if reduced to written form, would be required to be listed in Section 2.9 of the Disclosure Schedule under the terms of this Section
2.9. The Seller is not a party to any arrangement relating to the Business (i) to perform services which is expected to be performed


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at, or to result in, a loss, or (ii) which requires the performance of services by the Seller at a fixed price. The Seller is not restricted by any Assumed Contract from carrying on the Business anywhere in the world.

      2.10 Litigation. Section 2.10 of the Disclosure Schedule identifies, and contains a brief description of, (a) any unsatisfied judgment, order, decree, stipulation or injunction and (b) any claim, complaint, action, suit, proceeding, hearing or investigation of or in any Governmental Entity or before any arbitrator to which the Seller or any employee of the Seller (including any former employees employed by the Seller within the past two years) is a party or, to the Seller's knowledge, is threatened to be made a party and which relate directly or indirectly to the Business (collectively, "Litigation"). None of the complaints, actions, suits, proceedings, hearings and investigations set forth in Section 2.10 of the Disclosure Schedule, if any, could have a material adverse effect on the Assets or the Business.

      2.11 Warranty. No product or service manufactured, sold, licensed, leased, delivered or otherwise provided by the Seller is subject to any guaranty, warranty, right of return or other indemnity, except for Seller's standard customer warranty in Customer's standard customer contract.

      2.12 Employees. Except as set forth in Section 2.12 of the Disclosure Schedule, each employee of the Seller providing services primarily on behalf of the Business (an "Employee") has entered into the Seller's standard form of confidentiality and non-competition agreement with the Seller. None of such Employees is a party to an employment agreement or contract with the Seller that provides them with employment other than on an indefinite basis or with any express severance provision. The Seller is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Seller has no knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to Employees of the Seller. For purposes of this Agreement, the term "Employee" shall be construed to include sales agents and other independent contractors who spend a majority of their working time on the business of the Seller (each of whom shall be so identified in Section 2.12 of the Disclosure Schedule). Section 2.12 of the Disclosure Schedule contains a brief description of all Employee Benefit Plans (as defined in Section 6.1) of the Seller pursuant to which the Employees are entitled to benefits. The Seller has fulfilled all of its obligations to the Employees under such Employee Benefit Plans.

      2.13 Intellectual Property.

            (a) Except as provided for in Schedule 2.13, the Buyer will not have any liabilities, obligations or commitments relating to any Intellectual Property utilized, directly or indirectly, by the Business prior to the Closing. For purposes of this Agreement, "Intellectual Property" means all (i) trademarks, service marks, trade dress, logos, trade names and corporate names and registrations and applications for registration thereof, (ii) copyrights and registrations and applications for registration thereof, (iii) computer software, data and documentation, (iv) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, integrated circuit

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topography rights, patent rights, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (v) other proprietary rights relating to any of the foregoing, and (vi) copies and tangible embodiments thereof.

            (b) To the best of Seller's knowledge, none of the activities or business conducted by the Seller in connection with the Business infringes, violates or constitutes a misappropriation of (or in the past infringed, violated or constituted a misappropriation of) any Intellectual Property rights of any other person or Business Entity. The Seller has not received any complaint, claim or notice alleging any such infringement, violation or misappropriation, and to the knowledge of the Seller, there is no basis for any such complaint, claim or notice.

            (c) The Intellectual Property owned or licensed by the Seller is sufficient to conduct the Business as presently conducted and, when transferred to the Buyer pursuant to this Agreement, will be sufficient to permit the Buyer to conduct the Business as presently conducted by the Seller.

            (d) As used herein, the term "Business Entity" shall mean any corporation, partnership, limited liability company or other form of business association.

      2.14 Permits. The Seller holds all permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity ("Permits") required for the Seller to conduct the Business as presently conducted or as proposed to be conducted. Each such Permit is in full force and effect and, to the best of the knowledge of the Seller, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration. Each such Permit, (with the exception of the Seller's security clearance for the site facility, which the Buyer will have to renew ) will continue in full force and effect following the Closing.

      2.15 Legal Compliance. The Seller, and the conduct and operations of its business, is and has been in compliance with each law (including rules and regulations thereunder) of any federal, provincial, local or foreign government, or any Governmental Entity, which (a) affects or relates to this Agreement or the Bill of Sale or the transactions contemplated hereby or thereby or (b) is applicable to the Business.

      2.16 Year 2000. The Seller recognizes that the Year 2000 poses a challenge to the entire information technology industry. In order to address these concerns, Seller has made commercially reasonable efforts to determine that all hardware, software, firmware, systems, files, applications, interfaces, databases and other computer-related materials (the "Internal Systems") associated with the Business are Y2K Compliant. "Y2K Compliant" means that Internal Systems are designed to be used prior to, during and after the calendar year 2000 A.D. and each will operate during each such time period without error relating to or caused by date data, including any error relating to, or the product of, date data which represents, is generated in or references more than one century ("Century-Based Data"). Specifically, the Internal Systems will operate prior to, during and after the calendar year 2000 A.D., both on a stand-alone basis and when interacting or interoperating with third-party hardware, software and systems, without error and without human intervention, other than original data entry. The Seller's efforts have been in accordance with commercially reasonable standards and practices, and have been reviewed by external auditors, whose report has been provided to the Buyer. To the best of Seller's knowledge, neither the occurrence of any date nor the change of century will adversely affect the processing, calculating, comparing, sequencing or other use of data by the Business including without limitation causing (i) any error relating to or resulting from Century-Based Data; (ii) any abnormal ending or provision of invalid or incorrect results as a result of any Century-Based Data; and (iii) any error relating to century recognition or calculations accommodating Century-Based Data, values or formulae.

      2.17 Books and Records. The books and records of the Seller pertaining to the Business, including without limitation the Records, accurately reflect the assets, liabilities, business, financial condition and results of operations of the Business and have been maintained in accordance with good business and bookkeeping practices.

      2.18 Customers. No party to the Contracts has indicated that it will stop, or decrease the rate of, buying materials or services from the Seller. The Seller has good customer relations with the customers of the Business, and none of such customers has notified the Seller that it intends to discontinue its relationship with the Seller.

      2.19 Prepayments. The Seller has not received or submitted any invoices or requests for any prepayment or deposits from customers for products to be shipped, or services to be performed after the Closing Date otherwise than as adjusted for.

      2.20 Completeness of Assets. Except as disclosed on Schedule 1.1(b), the Assets are, when utilized by a labor force substantially similar to that employed by the Seller on the date hereof, adequate to conduct the Business as currently conducted by the Seller. Except for the Excluded Assets, the Assets comprise substantially all of the assets of the Business.

      2.21 Brokers' Fees. The Seller has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

      2.22 Real Property Leases. Section 2.22 of the Disclosure Schedule lists and describes briefly all real property leased or subleased to the Seller relating to the Business and lists the term of such lease, any extension and expansion options, and the rent payable thereunder. The Seller has delivered to the Buyer correct and complete copies of the leases and subleases (as amended to date) listed in Section 2.22 of the Disclosure Schedule. With respect to each lease and sublease listed in Section 2.22 of the Disclosure Schedule:

            (a) the lease or sublease is legal, valid, binding, enforceable and in full force and effect;

            (b) the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing;

            (c) neither the Seller nor, to the knowledge of the Seller, any other party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

            (d) there are no disputes, oral agreements or forbearance programs in effect as to the lease or sublease;

            (e) the Seller has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

            (f) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities as conducted during the period covered by the Financial Statements; and

            (g) no construction, alteration or other leasehold improvement work with respect to the lease or sublease remains to be paid for or performed by the Seller.

      2.23 Disclosure. No representation or warranty by the Seller contained in this Agreement, and no statement contained in the Disclosure Schedule or any other document, certificate or other instrument delivered to or to be delivered by or on behalf of the Seller pursuant to this Agreement, contains or will contain any untrue statement of a material fact or, coupled with the Exhibits and the Disclosure Schedule attached hereto, omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. The Seller has disclosed to the Buyer all material information relating to the Business and the transactions contemplated by this Agreement.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

      The Buyer represents and warrants to the Seller as follows:

      3.1 Organization, Qualification and Corporate Power. The Buyer is an unlimited company duly organized, validly existing and in corporate and tax good standing under the laws of the Province of Nova Scotia. The Buyer is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification. The Buyer has all requisite corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it. The Buyer is not in default under or in violation of any provision of its Articles of Association, its Memorandum of Association or By-laws.

      3.2 Authority. The Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the Instrument of Assumption of Liabilities in the form attached hereto as Exhibit B (the "Instrument of Assumption") and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Buyer of this Agreement and the Instrument of Assumption and the consummation by the Buyer of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been, and the Instrument of Assumption will be, duly and validly executed and delivered by the Buyer and constitute valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms.

      3.3 Noncontravention. Neither the execution and delivery of this Agreement or the Instrument of Assumption by the Buyer, nor the consummation by the Buyer of the transactions contemplated hereby and thereby, will (a) conflict with or violate any provision of the charter or By-laws of the Buyer, (b) require on the part of the Buyer any filing with, or any permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which the Buyer is a party or by which the Buyer is bound or to which any of its assets is subject, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or any of its properties or assets.

      3.4 Brokers' Fees. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

      3.5 Disclosure. No representation or warranty by the Buyer contained in this Agreement, and no statement contained in any other document, certificate or other instrument delivered to or to be delivered by or on behalf of the Buyer pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omit or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

                                   ARTICLE IV

                      CONDITIONS TO PURCHASE OF THE ASSETS

      4.1 Conditions to Obligations of the Buyer. The obligations of the Buyer under this Agreement are subject to the satisfaction of the following conditions:

            (a) the Seller shall have obtained all of the waivers, permits, consents, approvals and other authorizations, and effected all of the registrations, filings and notices, from third parties and Governmental Entities (including without limitation all consents to the assignment of the Assumed Contracts) necessary to effect the transactions contemplated by this Agreement;

            (b) [intentionally omitted];

            (c) the representations and warranties of the Seller set forth in
Article II shall be true and correct in all material respects as of the Closing Date, except for representations and warranties made as of a specific date, which shall be true and correct as of such date;

            (d) the Seller shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement and any other agreements between the Parties as of or prior to the Closing Date;

            (e) no action, suit or proceeding shall be pending or threatened as of the Closing Date before any Governmental Entity wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) affect adversely the right of the Buyer to own, operate or control the Assets or the Business, and no such judgment, order, decree, stipulation or injunction shall be in effect;

            (f) the Seller shall have delivered to the Buyer a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in clauses (a), (c), (d) and (i) of this Section 4.1 are satisfied in all respects as of the Closing Date;

            (g) the Buyer shall have received an opinion of Bulger, Young, counsel to the Seller, dated as of the Closing Date, in the form attached hereto as Exhibit C;

            (h) the Buyer shall have entered into employment agreements reasonably satisfactory in form to the Buyer with each of the following individuals: Claude Cloutier, Sanjay Belkhode, Karl Siemens and Menno Stoffels;

            (i) all corporate and other proceedings required to be taken on the part of the Seller to authorize or carry out this Agreement and to convey, assign, transfer and deliver the Assets shall have been taken;

            (j) on the Closing Date the Buyer shall receive good, clear, and marketable title to the Assets, free and clear of all liens, liabilities, Security Interests and encumbrances of any nature whatsoever;

            (k) the Buyer shall have received at or prior to the Closing Date each of the following documents:

                  (i) the Bill of Sale;

                  (ii) the Records, all in form and substance satisfactory to the Buyer;

                  (iii) such contracts, files and other data and documents pertaining to the Assets or the Business as the Buyer may reasonably request (including without limitation the Assumed Contracts);

                  (iv) a certificate of Industry Canada as to the legal existence and good standing of the Seller in Canada;

                  (v) certificates of the Secretary of the Seller attesting to the incumbency of the Seller's officers and the authenticity of the resolutions authorizing the transactions contemplated by this Agreement; and

                  (vi) a cross receipt executed by the Buyer and the Seller.

            (l) the Buyer shall have completed its due diligence review relating to the Assets and shall be satisfied, in Buyer's sole discretion, with the results of such investigation; and

            (m) all actions to be taken by the Seller in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Buyer.

      4.2 Conditions to Obligations of the Seller. The obligations of the Seller under this Agreement are subject to the satisfaction of the following conditions:

            (a) the representations and warranties of the Buyer set forth in
Article III shall be true and correct in all material respects as of the Closing Date, except for representations and warranties made as of a specific date, which shall be true and correct as of such date;

            (b) the Buyer shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing Date;

            (c) the Seller shall have received at or prior to the Closing each of the following documents:

                  (i) the Instrument of Assumption;

                  (ii) payment of the Base Purchase Price pursuant to Section 1.4; and

                  (iii) a cross receipt executed by the Buyer and the Seller;

            (d) all actions to be taken by the Buyer in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Seller;

            (e) the Buyer shall have delivered to the Seller a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in clauses (a), (b) and (g) of this
Section 4.2 is satisfied in all respects;

            (f) the Seller shall have received an opinion from Hale and Dorr LLP, general counsel to Intrinsix Corp., the sole stockholder of the Buyer, dated as of the Closing Date, in the form attached hereto as Exhibit F and an opinion from Stewart McKelvey Stirling Scales, special counsel to the Buyer, dated as of the Closing Date, in the form attached hereto as Exhibit G;

            (g) all corporate and other proceedings required to be taken on the part of the Buyer to authorize or carry out this Agreement shall have been taken; and

            (h) the Buyer shall have delivered to the Seller a certificate of the Secretary of the Buyer attesting to the incumbency of the Buyer's officers and the authenticity of the resolutions authorizing the transactions contemplated by this Agreement.

      4.3 Covenants Relating to Closing and Termination.

            (a) Each of the Parties will use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, as soon as possible, all things necessary proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement, including using its best efforts to ensure the satisfaction of the conditions precedent to each party's obligations under this Agreement.

            (b) In the event that the Closing shall not have occurred on or before January 6, 2000 due to the failure of any closing condition to be (x) satisfied or (y) waived by the party whose obligation to perform under this Agreement is contingent upon the satisfaction of such condition, this Agreement may be terminated by either Buyer or Seller without any further liability or obligation; provided, however, that the right to terminate this Agreement pursuant to this Section 4.3(b) shall not be available to any party whose failure to comply with Section 4.3(a) hereto has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

                                    ARTICLE V

                             POST-CLOSING COVENANTS

      5.1 Hired Employees.

            (a) On or after the execution of this Agreement, the Buyer or a subsidiary of the Buyer shall offer employment to those Employees identified on
Schedule 5.1 attached hereto (the "Hired Employees"), and, for those Hired Employees who accept the Buyer's offer of employment within two weeks of the Closing Date, provide such Hired Employees with benefit programs substantially similar in the aggregate to those provided to similarly situated employees of the Seller; provided however, that if such offers are delivered prior to Closing, such offers shall be expressly conditional upon the Closing of this transaction.

            (b) The Seller shall, within seven calendar days following the Closing Date, issue to each individual employed by the Seller in connection with the Business immediately prior to the Closing a final paycheck, which paycheck shall include payment for all salary, bonus, accrued vacation, sickness and disability and other financial obligations due to such employees for all periods through the later of December 31, 1999 and the Closing Date. The Seller hereby consents to the hiring of the Hired Employees by the Buyer and waives, with respect to the employment by the Buyer of such employees, any claims or rights the Seller may have against the Buyer or any such employee under any non-competition, confidentiality or employment agreement.

            (c) The Seller shall offer all Hired Employees who accept the Buyer's offer of employment, the right to retain equity options to purchase shares of the Seller and the right for each of such options to continue to vest as if such Hired Employees remained employees of the Seller, provided that such Hired Employees continue to be employed by the Buyer during the applicable vesting period. The Parties hereby agree that the Hired Employees shall be express third party beneficiaries of this Section 5.1(c) and the Seller agrees that the Buyer shall have the right to enforce this Section 5.1(c) against the Seller. The Buyer will advise Seller forthwith upon any Hired Employee ceasing to be employed by the Buyer or its subsidiary during the applicable vesting period.

            (d) The Seller will pay all severance amounts due to employees of the Business (other than Hired Employees); and

            (e) The Buyer agrees to indemnify the Seller against all claims and demands by Hired Employees who accept the Buyer's offer of employment, which claims and demands are based on events arising after the Closing Date (including termination of such employees from employment by the Buyer). Without limiting the generality of the foregoing, such indemnity shall include any claims or demands based on events arising after the Closing Date by such employees with respect to wages, severance pay, notice of termination or pay in lieu thereof, benefits, damages for wrongful dismissal or other employee benefits or claims under the Employment Standards Act or at common law and including any costs or expenses incurred by the Seller in defending any such claim or demand; provided, however, that the Buyer shall not be required to indemnify the Seller for any claims by Hired Employees which arise out of any breach by the Seller of this Agreement.

      5.2 Sharing of Data. The Parties agree and covenant that:

            (a) The Seller shall have the right for a period of three years following the Closing Date to have reasonable access to such books, records and accounts, including financial and tax information, correspondence, production records, employment records and other similar information as are transferred to the Buyer pursuant to the terms of this Agreement for the limited purposes of concluding its involvement in the Business prior to the Closing Date and for complying with its obligations under applicable securities, tax, environmental, employment or other laws and regulations. The Buyer shall have the right for a period of three years following the Closing Date to have reasonable access to those books, records and accounts, including financial and tax information, correspondence, production records, employment records and other records which are retained by the Seller pursuant to the terms of this Agreement to the extent that any of the foregoing relates to the Business transferred to the Buyer hereunder or is otherwise needed by the Buyer in order to comply with its obligations under applicable securities, tax, environmental, employment or other laws and regulations. Prior to the seventh-month anniversary of the Closing Date, the Seller shall also have access to all books, records, accounts, contracts and other data relating to the calculation of the Post-Closing Net Adjustment.

            (b) The parties agree that from and after the Closing Date they shall cooperate fully with each other to facilitate the transfer of the Assets from the Seller to the Buyer and the operation thereof by the Buyer.

      5.3 No Solicitation or Hiring of Former Employees. For a period of three years after the Closing Date, the Seller shall not directly or indirectly recruit, solicit or induce any person who was an employee or subcontractor of the Buyer or any of the Buyer's subsidiaries or the Business on the date hereof or the Closing Date to terminate his or her employment with, or otherwise cease their relationship with, the Buyer or any such subsidiary or to become an employee of the Seller or an Affiliate of the Seller. In addition, without the prior consent of the Buyer, the Seller shall not hire or employ or use in any subcontracting arrangement any present or former employee of the Business, the Buyer or any subsidiary of the Buyer.

      5.4 Cooperation in Litigation. From and after the Closing Date, the Buyer and the Seller shall each fully cooperate with the other in the defense or prosecution of any litigation or proceeding already instituted or which may be instituted hereafter against or by such other party relating to or arising out of the conduct of the Business prior to or after the Closing Date (other than litigation arising out of the transactions contemplated by this Agreement). The party requesting such cooperation shall pay the reasonable out-of-pocket expenses incurred in providing such cooperation (including legal fees and disbursements) by the party providing such cooperation and by its officers, directors, employees and agents, but shall not be responsible to such party or its officers, directors, employees and agents, for their time spent in such cooperation.

      5.5 Transition Services.

            (a) Seller agrees to provide Buyer with those services described in Exhibit D (the "Transition Services"), on the terms and for the duration specified in Exhibit D and in this Section 5.5. The Transition Services listed and described in Exhibit D are based on the parties' understanding of the support and other services reasonably required to be provided by the Seller to Buyer immediately following the Closing in order to assure the uninterrupted operation of the Business during the transition period in which the Buyer shall make such arrangements as may be necessary to assume such responsibilities on a permanent basis. If, following the Closing, either party reasonably determines that additional services should be provided by the Seller to the Buyer, the Parties agree to negotiate in good faith to appropriately modify this Agreement with respect to such additional services; provided, however, that any such additional services shall be provided on a basis substantially consistent with the recent historical practices of the Seller.

            (b) All individuals providing Transition Services on behalf of the Seller pursuant to this Agreement shall remain employees of the Seller. The Buyer shall have no liability to such individuals with respect to any matter arising out of or relating to their employment by the Seller, including, without limitation, claims for wages, salaries, benefits or severance. The Seller agrees to indemnify and hold harmless the Buyer and its officers, directors, employees and agents from and against any claims by the Seller's employees against any of them, except claims for which the Buyer is required to indemnify Seller's employees pursuant to Article VI hereof or claims based upon or arising out of Buyer's recklessness or willful misconduct. The Seller shall have no liability to the Buyer for any errors, omissions or other negligence (other than recklessness or wilful misconduct) of individuals providing Transition Services to the Buyer.

            (c) The Transition Services shall be performed in a timely, efficient and workmanlike manner. The Seller shall use commercially reasonable efforts to make available to the Buyer the services which it is obligated to provide under this Agreement in substantially the same manner as it makes similar services available for its own operations.

      5.6 Access to Facility. Seller agrees to provide Buyer with access to the facility described in Exhibit E (the "Facility"), on the terms and for the duration specified in Exhibit E and in this Section 5.6. During the term therein specified, each Party covenants and agrees that it will not (and will instruct all of its employees, agents and representatives who have access to the Facility not to) (i) interfere with the business or property of the each Party, except as expressly provided herein or in Exhibit E, (ii) disclose any confidential information which was made available to it as a result of its access to the Facility pursuant to this Agreement or (iii) make any material alterations to the Facility without the prior written consent of the Other Party. Either Party will be entitled to an injunction, restraining order or other equitable relief from any court of competent jurisdiction in the event of any breach by the Seller of this Section 5.6. Rights and remedies provided by this Section 5.6 are cumulative and in addition to any other rights and remedies either Party may have at law or equity.

      5.7 No Solicitation of Seller's Employees. For a period of three years after the Closing Date, the Buyer shall not directly or indirectly recruit, solicit or induce any person who was an employee or subcontractor of the Seller or any of the Seller's subsidiaries on the date hereof or the Closing Date to terminate his or her employment with, or otherwise cease their relationship with, the Seller or any such subsidiary or to become an employee of the Buyer or an Affiliate of the Buyer. In addition, without the prior consent of the Seller, the Buyer shall not hire or employ or use in any subcontracting arrangement any present or former employee of the Seller or any subsidiary of the Seller.

      5.8 Warranty Obligations. The Seller shall be responsible, and shall indemnify the Buyer, for any warranty obligations or errors and omissions claims which relate to services provided by or on behalf of the Seller on or before the Closing Date. The Buyer agrees that, upon Seller's request and after reasonable notice, it shall provide, at its then current rates, the services of former employees of the Seller as needed by the Seller to satisfy any warranty obligations arising out of services provided by or on behalf of the Seller on or prior to the Closing Date.

      5.9 Assumed Contract Obligations. The Buyer shall be responsible, and shall indemnify the Seller for any errors or omissions claims or warranty obligations which relate to services provided or which ought to have been provided by the Buyer under the Assumed Contracts after the Closing Date.

      5.10 Performance under Assumed Contracts. The Buyer will use commercially reasonable efforts to perform the Seller's obligations under the Assumed Contracts from and after the Closing Date in accordance with the provisions thereof, and will use such efforts to complete the Assumed Contracts quickly and expeditiously in order to maximize the Actual Revenue.

                                   ARTICLE VI

                                 INDEMNIFICATION

      6.1 Indemnification by the Seller. The Seller hereby agrees to defend, indemnify and hold harmless the Buyer, its directors, officers, affiliates, successors and assigns, from and against any and all claims, losses, damages, liabilities, costs and expenses (including legal fees and disbursements) (collectively, "Damages") resulting from, consisting of or arising out of or in connection with (a) any misrepresentation, breach of representation or warranty or failure to perform any covenant or agreement of the Seller in this Agreement or in any of the agreements, schedules or exhibits contemplated herein; (b) any warranty claim or product liability claim relating to services provided or products distributed or sold by the Seller prior to the Closing Date; (c) any liabilities or obligations of the Seller for Taxes (as defined below); (d) the failure of the Buyer to obtain protections afforded by compliance with the notification and other requirements of the bulk sales laws in force in the jurisdictions in which such laws may be applicable to either the Seller or the transactions contemplated by this Agreement; (e) any claims against, or liabilities or obligations of, the Seller with respect to obligations under any Employee Benefit Plan (as defined below) other than claims of Hired Employees arising after the Closing Date; (f) any claims of Hired Employees arising from actions of the Seller or any of its Affiliates (as such term is defined in the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) or agents prior to the Closing Date; (g) any third-party litigation, suit, action, investigation, proceeding or controversy arising out of the Seller's actions prior to the Closing Date; (h) any liabilities, obligations or commitments, fixed or contingent, of the Seller other than the Assumed Liabilities; (i) any liability arising from the Seller's failure to qualify to do business in any jurisdiction prior to the Closing Date; and (j) any liability arising from Seller's failure to obtain consents to the assignment of the Assumed Contracts to the Buyer. For purposes of this Agreement, (i) "Taxes" includes federal, state, provincial, local, municipal, foreign and other net income, gross income, gross receipts, sales, goods and services, use, business and occupation, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, and (ii) "Employee Benefit Plan" means any written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation, post-retirement compensation, vacations, leaves of absence or similar practices.

      6.2 Indemnification by the Buyer. The Buyer hereby agrees to defend, indemnify and hold harmless the Seller, its directors, officers, affiliates, successors and assigns, from and against any and all claims, losses, damages, liabilities, costs and expenses (including legal fees and disbursements) resulting from, consisting of or arising out of or in connection with any misrepresentation, breach of representation or warranty or failure to perform any covenant or agreement of the Buyer in this Agreement or in any of the agreements, schedules or exhibits contemplated herein.

      6.3 Method of Asserting Claims.

            (a) If the a Party has incurred or suffered Damages for which it is entitled to indemnification under this Article VI, such Party (the "Indemnified Party") shall, prior to the expiration of the representation, warranty, covenant or agreement to which such claim relates, give written notice of such claim (a "Claim Notice") to the other Party (the "Indemnifying Party"). Each Claim Notice shall state the amount of claimed Damages (the "Claimed Amount"), if known, and the basis for such claim.

            (b) Within 20 days after delivery of a Claim Notice, the Indemnifying Party shall provide to the Indemnified Party a written response (the "Response Notice") in which the Indemnifying Party shall: (i) agree that all of the Claimed Amount is owed to the Indemnified Party, (ii) agree that part, but not all, of the Claimed Amount (the "Agreed Amount") is owed to the Indemnified Party, or (iii) contest that any of the Claimed Amount is owed to the Indemnified Party. The Indemnifying Party may contest the payment of all or a portion of the Claimed Amount only based upon a good faith belief that all or such portion of the Claimed Amount does not constitute Damages for which the Indemnified Party is entitled to indemnification under this Article VI. If no Response Notice is delivered by the Indemnifying Party within such 20-day period, the Indemnifying Party shall be deemed to have agreed that all of the Claimed Amount is owed to the Indemnified Party.

            (c) If the Indemnifying Party in the Response Notice agrees (or is deemed to have agreed) that all of the Claimed Amount is owed to the Indemnified Party, the Indemnifying Party shall promptly pay to the Indemnified Party an amount equal to the Claimed Amount. If the Indemnifying Party in the Response Notice agrees that part, but not all, of the Claimed Amount is owed to the Indemnified Party, the Indemnifying Party shall promptly pay to the Indemnified Party an amount equal to the Agreed Amount set forth in such Response Notice. Acceptance by the Indemnified Party of part payment of any Claimed Amount shall be without prejudice to the Indemnified Party's right to claim the balance of any such Claimed Amount. Notwithstanding the foregoing, the Indemnified Party shall have the right, at its option, to elect to satisfy any obligation of the Seller under this subsection (c) pursuant to the provisions of Section 1.7 hereof by deducting such funds from any unpaid portion of the Post-Closing Net Adjustment. The Indemnified Party shall not, however, have any right to offset or deduct any such claims from any sum owed to Seller with respect to the occupancy of the Facility in accordance with Exhibit E.

            (d) The Indemnified Party shall give prompt written notification to the Indemnifying Party of the commencement of any action, suit or proceeding relating to a third party claim for which indemnification pursuant to this
Article VI may be sought. Within 20 days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such action, suit or proceeding with counsel reasonably satisfactory to the Indemnified Party, provided the Indemnifying Party acknowledges in writing to the Indemnified Party that any damages, fines, costs or other liabilities that may be assessed against the Indemnified Party in connection with such action, suit or proceeding constitute Damages for which the Indemnified Party shall be entitled to indemnification pursuant to this Article VI. If the Indemnifying Party does not so assume control of such defense, the Indemnified Party shall control such defense. The party not controlling such defense may participate therein at its own expense; provided that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes that the Indemnifying Party and the Indemnified Party have conflicting interests or different defenses available with respect to such action, suit or proceeding, the reasonable fees and expenses of counsel to the Indemnified Party shall be considered "Damages" for purposes of this Agreement. The party controlling such defense shall keep the other party advised of the status of such action, suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the other party with respect thereto. The Indemnified Party shall not agree to any settlement of such action, suit or proceeding without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld. The Indemnifying Party shall not agree to any settlement of such action, suit or proceeding without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld (it being understood that it is reasonable to withhold such consent if, among other things, the settlement or the entry of judgment (A) lacks a complete release of the Indemnified Party for all liability with respect thereto or (B) imposes any liability or obligation on the Indemnified Party).

      6.4 Survival.

            (a) Unless otherwise specified in this Section 6.4 or elsewhere in this Agreement, all provisions of this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby and shall continue forever in full force and effect in accordance with their terms.

            (b) The representations and warranties of the Seller set forth in
Article II and the indemnification obligations set forth in this Article VI:

                  (i) shall survive the Closing and the consummation of the transactions contemplated hereby and continue until the second anniversary of the Closing Date; and

                  (ii) shall not be affected by any examination made for or on behalf of the Buyer or the knowledge of any of the Buyer's officers, directors, stockholders, employees or agents.

Notwithstanding the foregoing, the indemnification obligations set forth in
Section 6.1(c), (e), (f), (g) and (h) shall survive the Closing and the consummation of the transactions contemplated thereby and continue until the expiration of the applicable statute of limitations.

            (c) The date on which any particular representation, warranty or indemnification obligation of the Seller or the Buyer terminates shall be referred to herein as the "Termination Date." If a notice of a claim is given in accordance with the notice provisions of this Agreement before the Termination Date, then (notwithstanding the occurrence of the Termination Date) the representation, warranty or indemnification obligation applicable to such claim shall survive until, but only for purposes of, the resolution of such claim.

            (d) The representations and warranties of the Buyer set forth in
Article III above or in any other location in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby and shall continue until the second anniversary of the Closing Date.

            6.5 Limitations.

            (a) Notwithstanding anything to the contrary herein, except as provided in this Section 6.5, no Indemnifying Party shall be liable under this
Article VI unless and until the aggregate Damages exceed $10,000 (at which point such Indemnifying Party shall become liable for the aggregate Damages, not just amounts in excess of $10,000) provided, however that the amount of any liability attributable to Taxes shall not be so limited.

            (b) The amount of any Damages which may be claimed by the Indemnified Party shall be calculated to be the cost or loss to the Indemnified Party after giving effect to:

                  (i) any insurance proceeds available to the Indemnified Party or any Affiliate without adverse financial consequences to such Indemnified Party or any Affiliate in relation to the matter which is the subject of the claim;

                  (ii) the value of any related, determinable tax benefits realized, or which will (with reasonable certainty) be realized within a two-year period following the date of incurring such cost or loss, by the Indemnified

                        Party or any Affiliate of such Indemnified Party in relation to the matter which is the subject of the claim; and

                  (iii) in the case of the Seller, any reduction in the amount of the Post-Closing Net Adjustment payable to the Seller which results from the subject-matter of the claim.

                                   ARTICLE VII

                                  MISCELLANEOUS

      7.1 Press Releases and Announcements. No Party shall issue any press release or announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing Party shall advise the other Party and provide it with a copy of the proposed disclosure prior to making the disclosure); and provided further that on and after the Closing Date the Buyer may issue any press release or announcement relating to the subject matter of this Agreement without the prior approval of the Seller.

      7.2 Proprietary Information. The Seller agrees that from and after the Closing Date the Seller and its Affiliates shall hold in confidence and shall use its best efforts to have all officers, directors and personnel who continue after the Closing to be employed by the Seller or any such Affiliate to hold in confidence all knowledge and information of a secret or confidential nature with respect to the Business and not to disclose, publish or make use of the same without the consent of the Buyer, except to the extent that such information shall have become public knowledge other than by breach of this Agreement by the Seller or its Affiliates.

      7.3 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns, except as set forth in Section 5.1(c) with respect to the Hired Employees.

      7.4 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, that may have related in any way to the subject matter hereof, including without limitation any agreement relating to nonsolicitation of employees.

      7.5 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. The Buyer may assign its rights, interests and obligations hereunder to any wholly-owned subsidiary of the Buyer. Upon such assignment the assignee shall be deemed to be the "Buyer" for purposes of this Agreement, provided however, that notwithstanding such assignment the Buyer shall remain liable to the Seller for the performance of all of the obligations of the Buyer contained herein. Subject to the foregoing, no Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

      7.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      7.7 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      7.8 Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered three business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable overnight courier service, in each case to the intended recipient as set forth below:

            If to the Seller:                Copy to:

            Telexis Corp.                    Bulger, Young
            Tower B, Suite 530               310-411 Roosevelt Avenue
            555 Legget Drive                 Ottawa, Ontario
            Kanata, Ontario K2K 2X3          K2A 3X9
            Attention: President             Attention: Donald S. Duncan

            If to the Buyer:                 Copy to:

            Intrinsix Canada Co.             Hale and Dorr LLP
            c/o Intrinsix Corp.              60 State Street
            33 Lyman Street                  Boston, MA  02109
            Westboro, MA 01581               Attention: William C. Benjamin

            Attention: President

Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Party or Parties notice in the manner herein set forth.

      7.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the Province of Ontario.

      7.10 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      7.11 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

      7.12 Expenses. Except as otherwise expressly provided herein, each of the Buyer, on the one hand, and the Seller, on the other hand, will pay its own fees and expenses (including, without limitation, legal and accounting fees and expenses) incurred by it in connection with the transactions contemplated hereby.

      7.13 Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local, provincial or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

      7.14 Currency and Interest. All references to currency in this Agreement (or any exhibit or schedule hereto) shall be deemed to refer to Canadian dollars. In the event that either of the Parties defaults in its obligation to make any payment hereunder, the defaulting Party shall pay the other Party interest at the prime rate in effect from time to time at the Royal Bank of Canada for Canadian dollar loans, plus two percent. Rights and remedies provided to the nondefaulting Party by this Section 7.14 are cumulative and in addition to any other rights and remedies which such Party may have at law or equity.

      7.15 Tax Aspects. The Buyer shall be liable for and shall pay all applicable federal and provincial sales taxes, land transfer taxes, goods and services taxes, excise taxes and all other taxes (other than income taxes of the Seller), duties and other like charges properly payable on and in connection with the conveyance and transfer of the Assets to the Buyer. The Seller will do and cause to be done such things as are reasonably requested to enable the Buyer to comply with such obligations in an efficient manner.

      The Total Purchase Price shall not include, and Seller shall have no liability for, any goods and services taxes, nor any tax imposed upon the Buyer in connection with the transactions contemplated herein by any jurisdiction. The Parties shall use commercially reasonable efforts to obtain the benefit of s. 167(1) of the Excise Tax Act, R.S.C. 1985, c. E-15 (Canada), as from time to time amended, including the execution of a joint election in the prescribed form containing the prescribed information and the filing of such joint election within the prescribed time and in the prescribed manner.

      In this regard,

      (1)   The Seller represents and warrants to the Buyer that:

            (a) the Seller is registered for purposes of Part IX of the Excise Tax Act R.S.C. 1985, c.E-15 (Canada) (the "GST Legislation"); and

            (b) the Business is a "commercial activity" for the purposes of the GST Legislation.

      (2) The Buyer hereby represents and warrants to the Seller that the Buyer is a registrant for the purposes of the GST Legislation; and

      (3) The Buyer will indemnify the Seller against any tax, interest or penalties assessed against the Seller as a result of a determination that the election pursuant to s. 167(1) of the Excise Tax Act (Canada) was not available for any reason other than the inaccuracy of any of the representations and warranties made by the Seller pursuant to paragraph (1) of this section.

      7.16 Incorporation of Exhibits and Schedules. If the provisions of any Exhibit or Schedule to this Agreement are inconsistent with the provisions of this Agreement, the provisions of the Agreement shall prevail. The Exhibits and Schedules attached hereto or to be attached hereafter are hereby incorporated as integral parts of this Agreement.

      7.17 Guaranty of the Buyer's Obligations. Intrinsix Corp., a Massachusetts corporation and the sole stockholder of the Buyer ("Parent"), irrevocably and unconditionally guaranties in full the due and prompt payment of all liabilities and obligations of the Buyer to the Seller set forth in this Agreement and the Shared Facility License Agreement (the "Guarantied Obligations"). This guaranty is a continuing guaranty and shall apply to all Guarantied Obligations and any ultimate unpaid balance thereof. This guaranty is in no way conditioned upon any requirement that the Seller first attempt to collect or enforce any Guarantied Obligation from or against the Buyer provided, however, that the Seller has first requested payment from the Buyer in writing, has not refused payment, and has not received payment from the Buyer within 10 business days following request by the Seller. Except as set forth in the preceding sentence and so long as any Guarantied Obligation remains unpaid, the liability of Parent shall be payable promptly upon written demand delivered to Parent at the addresss and in the manner set forth in Section 7.8 of this Agreement. Parent hereby waives all special suretyship defenses, and protest, notice of protest, demand for performance, diligence, notice of any other action at any time taken or omitted to be taken by the Seller and, generally, all demands and notices of every kind (other than as set forth in the preceding sentence) in connection with this
Section 7.17. If any of the
      obligations of Parent or waivers set forth in this Section 7.17 is determined by a Governmental Entity to be contrary to any applicable law or public policy, such obligations and/or waivers shall be effective only to the extent permitted by law.

                    [Remainder of page intentionally blank.]

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                    BUYER:

                                    INTRINSIX CANADA CO.


                                    By: /s/ Jim Gobes
                                        --------------------------------

                                    Title: President
                                           -----------------------------


                                    SELLER:

                                    TELEXIS CORP.


                                    By: /s/ Andre Rancourt
                                        --------------------------------

                                    Title: /s/ VP, Finance and CFO
                                           -----------------------------

                                    By: /s/ [signature illegible]
                                        --------------------------------

                                    Title: VP & GM
                                           -----------------------------

In accordance with and subject to the terms of Section 7.17 of this Agreement, the obligations of Intrinsix Canada Co. are hereby irrevocably guarantied in full.

INTRINSIX CORP.


By:/s/ Jim Gobes
   --------------------------

Title: President
       ----------------------